                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      HARMON INDUSTRIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            1600 N.E. CORONADO DRIVE
                          BLUE SPRINGS, MISSOURI 64014

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD AT 2:00 P.M. ON MAY 9, 2000
                      AT THE COUNTRY CLUB OF BLUE SPRINGS
                             1600 N.W. CIRCLE DRIVE
                             BLUE SPRINGS, MISSOURI

To the Holders of Common Stock of Harmon Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Shareholders of Harmon Industries, Inc. will be held for the following purposes:

    1.  To elect four (4) members of Class I of the Board of Directors;

    2. To approve the selection of KPMG LLP, as Auditors for the forthcoming fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 13, 2000, will be entitled to notice of and to vote at the meeting and any adjournments thereof. The transfer books of the Company will not be closed.

    Shareholders who do not expect to attend the meeting in person are asked to date, sign and return the proxy using the enclosed envelope which needs no postage if mailed in the United States. Shareholders may also vote via the Internet as indicated on the proxy card instructions.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Robert E. Harmon
                                        Chairman

1600 N.E. Coronado Drive
Blue Springs, Missouri 64014
March 30, 2000

                                     [LOGO]

                            1600 N.E. CORONADO DRIVE
                          BLUE SPRINGS, MISSOURI 64014

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000

                            SOLICITATION OF PROXIES

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Harmon Industries, Inc. (the "Company") commencing on March 30, 2000. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders, which will be held at the Country Club of Blue Springs, 1600 N.W. Circle Drive, Blue Springs, Missouri on May 9, 2000 at 2:00 p.m. and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. You may also vote via the Internet as indicated on the proxy card instructions. Any shareholder who executes and returns the enclosed proxy has the right to revoke it, in writing, at any time before it is voted at the meeting.

    The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile by the directors or by a few executives or employees of the Company at a nominal cost, and the Company may reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to principals.

    The Board of Directors of the Company has fixed the close of business on March 13, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of that date, the Company had 11,372,441 shares of Common Stock outstanding and entitled to vote at the meeting.

    Each share of Common Stock entitles the shareholders to one vote for each share held. All voting, unless otherwise specifically indicated, requires approval by a majority of the shares of stock represented in person or by proxy at the meeting and voted on the matter in question. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum but are tabulated as if no vote was cast on the matter indicated. Directors are elected by a plurality of the votes cast. Shareholders do not have the right to accumulate votes in the election of directors. Votes withheld in the election of directors are not tabulated as a vote for or against the person or persons indicated. The selection of directors is determined in the order of those nominees receiving the highest number of votes in favor of election until the number of nominees to be elected in the election have been selected.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of Common Stock of the Company owned beneficially as of March 13, 2000 by each person who, as of that date, to the best knowledge of management, was the beneficial owner of more than 5% of the outstanding shares or who is a named executive officer. Common Stock is the only class of voting securities.

                                                                                             PERCENT
   TITLE                         NAME AND ADDRESS OF                     BENEFICIAL             OF
  OF CLASS                         BENEFICIAL OWNER                     OWNERSHIP(1)         CLASS(2)
  --------                         ----------------                     ------------         --------
Common Stock           St. Denis J. Villere & Company                   1,184,950(3)           10%
                       210 Baronne Street, Suite 808
                       New Orleans, LA 70112-1727

Common Stock           Firstar Corporation                                901,984(4)            8%
                       777 E. Wisconsin Avenue
                       Milwaukee, WI 53202

Common Stock           Capital Group International, Inc.                  831,800(5)            7%
                       11100 Santa Monica Blvd.
                       Suite 1500
                       Los Angeles, CA 90025-3384

Common Stock           Wellington Management Company                      635,900(6)            5%
                       75 State Street
                       Boston, MA 02109

Common Stock           Richard A. Daniels                                  25,972(7)           --%

Common Stock           Lloyd T. Kaiser                                     45,022(8)           --%

Common Stock           William P. Marberg                                  20,100(9)           --%

Common Stock           Bjorn E. Olsson                                     55,200(10)           1%

Common Stock           Raymond A. Rosewall                                 39,450(11)          --%

Common Stock           Beneficial ownership of all officers             1,188,471              10%
                       and directors as a group
                       (30 in group)

------------------------

 (1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised LTIP option shares and unexercised vested director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and have only shared voting rights. Shares in the ESOP allocated to Messrs. Daniels, Kaiser, Marberg, Olsson and Rosewall and all officers and directors as a group were 6,045; 3,186; -0-; 3,336; 207; and 54,354 shares, respectively.

 (2) Rounded to the nearest whole percentage. Percentages are calculated on 11,714,395 shares representing the total of 11,338,295 outstanding shares (excluding certain shares held in a Rabbi Trust) and 376,100 shares for unexercised vested director, ISOP options and LTIP options.

 (3) St. Denis J. Villere & Company has shared voting power and shared dispositive power over 1,184,950 shares. It also has sole voting power and sole dispositive power over 40,400 shares.

 (4) Firstar Corporation ("Firstar") is beneficial owner of 901,984 shares for which it has sole voting power over 38,818, sole dispositive power over 2,546, and shared dispositive power over 899,128. Firstar's subsidiary Mercantile Trust Company at One Mercantile Center, St. Louis, MO 63101, as Trustee for the Company's ESOP, beneficially owns 901,674 shares of which it has sole voting power over 38,508 shares, sole dispositive power over 2,546 shares, and shared dispositive power over 899,128 shares. These shares are included in the total shown above for Firstar.

 (5) Capital Group International, Inc. ("CGII") is beneficial owner of 831,800 shares for which it has sole dispositive power and 578,800 shares for which it has sole voting power. CGII's subsidiary, Capital Guardian Trust Company (same address), is beneficial owner of 684,000 shares (6.0%) for which it has sole dispositive power and also has sole voting power as to 431,000 of such shares. These shares are included in the total shown above for CGII. Other shares shown for the parent are beneficially owned by other subsidiaries, none of which has more than 5%. Each of the entities disclaims beneficial ownership pursuant to Rule 13d-4.

 (6) Wellington Management Company, L.L.P. has a beneficial ownership of 635,900 shares, for which it has shared dispositive power. It has shared voting power with respect to 411,100 shares.

 (7) 11,272 shares are beneficially owned and held of record by Richard A. Daniels as Trustee of the Richard A. Daniels Trust with sole voting and disposition power. 14,700 shares are held by Richard A. Daniels and represent unexercised vested option shares. 6,300 option shares are not vested and are not included.

 (8) 30,322 shares are owned by Lloyd T. Kaiser with sole voting and dispositive power. 14,700 shares are held by Lloyd T. Kaiser and represent unexercised vested option shares. 6,300 option shares are not vested and are not included.

 (9) Does not include 728 shares held by a Rabbi Trust for deferred compensation for William P. Marberg, 217 of which are vested. 20,100 shares represent unexercised vested option shares. 15,150 option shares are not vested and are not included.

 (10) 39,750 shares are held by Bjorn E. Olsson with sole voting and dispositive power. 15,450 shares are held by Bjorn E. Olsson and represent unexercised vested option shares. 6,300 option shares are not currently vested and are not included. Does not include 33,418 shares held by a Rabbi Trust for deferred compensation, 22,107 shares of which are currently vested.

 (11) Raymond A. Rosewall holds 30,000 shares directly with sole voting and dispositive power. 9,450 shares are owned by Raymond A. Rosewall and represent unexercised vested option shares. 6,300 option shares are currently not vested and are not included.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

    Based on a review of reports on Forms 3, 4 and 5 and amendments to such forms filed with the Company, the Company is aware of two late filing of such forms by any person required to file such forms in connection with
Section 16(a) of the Securities Exchange Act of 1934, as amended. A Form 5 was filed approximately one month late by an officer. Another Form 4 was filed approximately 16 months late by a director who mistakenly believed that the report had been filed. The Company is unaware of any transactions in which there was a failure to file by a reporting person under such Act.

                             ELECTION OF DIRECTORS

    On December 10, 1998, the Board of Directors amended its Bylaws to divide the directors into three approximately equal classes, having three-year terms that expire in successive years. The implementation of this classification of the Board arrangement required that the classes of directors elected at the annual meeting of shareholders held May 1999 were elected for terms of one, two and three years, respectively. After this initial implementation, each class of directors shall be elected for three year terms upon expiration of the initial term for each class. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. If, for any reason, any of the nominees are unable or decline to serve, the proxies will be voted for the other persons listed or for substitute nominees nominated by management. During calendar 1999, the Board of Directors held nine meetings. All of the directors nominated for re-election herein attended greater than 75% of the meetings of both the Board and the respective committees for which they were eligible to serve.

    The Director Nomination and Compensation Committee proposes nominees for Board positions and evaluates director compensation. The Committee consists of Herbert M. Kohn (Chair), Douglass Wm. List, Bruce M. Flohr and Judith C. Whittaker. The Committee met two times during 1999. The Committee will consider proposed director candidates submitted by shareholders. Proposals for the 2001 election must be received in writing on or prior to November 9, 2000.

    The Audit Committee of the Board of Directors was composed of Gerald E. Myers (Chair), Herbert M. Kohn, John Sprague and Judith C. Whittaker during 1999. The Audit Committee reviews and monitors financial controls throughout the Company, supervises the internal audit function and monitors the Company's relationship with the external auditors. The committee met two times in 1999.

    The Compensation Committee was composed of Douglass Wm. List (Chair), Bruce M. Flohr and Rodney L. Gray during 1999. The Compensation Committee is a standing committee of the Board of Directors and establishes executive salary and bonus levels for the executive officers of the Company. During 1999, the Compensation Committee met four times.

                               DIRECTOR NOMINEES

                                                                   SERVED
                                          PRINCIPAL             CONTINUOUSLY     PERCENT          STOCK
                                        OCCUPATION FOR          AS A DIRECTOR       OF            OWNED
  NAME OF NOMINEE      AGE             LAST FIVE YEARS              SINCE        CLASS(2)    BENEFICIALLY(1)
  ---------------      ---             ---------------          -------------    --------    ---------------
CLASS I TO BE ELECTED FOR AN INITIAL TERM OF ONE YEAR:

Bruce M. Flohr          61      President of Flohr Enter-         05/11/93            --%        14,540(3)
                                prise, Inc. since
                                February 2000. From August
                                1998 to February 2000,
                                Director of RailTex, Inc. and
                                prior to that, CEO and Board
                                Chairman of RailTex, Inc. from
                                1977 to August 1998.

Gerald E. Myers         58      President of GEM Financial        05/03/88            --%        50,216(4)
                                Services, Inc. since July
                                1989.

Judith C. Whittaker     61      Since January 1997, Vice          05/11/93            --%         9,540(5)
                                President, General Counsel/
                                Secretary of Hallmark Cards,
                                Incorporated; prior to that
                                Vice-President-Legal of
                                Hallmark Cards, Incorporated.

Emanuel Cleaver, II     54      Mayor of the City of Kansas            New            --%           -0-
                                City, Missouri from                Nominee
                                April 1991 to April 1999;
                                Senior Pastor of St. James
                                United Methodist Church from
                                1975 to present.

                      DIRECTORS NOT STANDING FOR ELECTION

                                                                   SERVED
                                          PRINCIPAL             CONTINUOUSLY     PERCENT          STOCK
                                        OCCUPATION FOR          AS A DIRECTOR       OF            OWNED
  NAME OF NOMINEE      AGE             LAST FIVE YEARS              SINCE        CLASS(2)    BENEFICIALLY(1)
  ---------------      ---             ---------------          -------------    --------    ---------------
CLASS II ELECTED FOR AN INITIAL TERM OF TWO YEARS IN 1999:

Robert E. Harmon        60      Chairman of the Board of the      10/02/61             3%       377,378(6)
                                Company since February 1975.
                                Chief Executive Officer of the
                                Company from November 1969 to
                                December 1994. President of
                                the Company from Novem-
                                ber 1969 to July 1990.

Herbert M. Kohn         61      Since June 1991, a partner in     09/01/85            --%        39,190(7)
                                the law firm of Bryan Cave,
                                LLP.

Douglas Wm. List        44      Since October 1999, a             05/08/90            --%         8,840(8)
                                consultant with The Boston
                                Consulting Group in New York
                                City. Also since
                                January 1988, President of
                                List & Company, Inc. a manage-
                                ment consulting firm based in
                                Baltimore, Maryland. Since
                                December 1992, also President
                                of Railway Engineering Associ-
                                ates, Inc., having been
                                Vice-President and General
                                Manager of that company since
                                May 1988. Since January 1997,
                                President of Moorgate, Inc.,
                                an investment advisory
                                company.

CLASS III ELECTED FOR AN INITIAL TERM OF THREE YEARS IN 1999:

Rodney L. Gray          47      Management consultant since       05/11/93            --%        27,040(9)
                                January 2000; Vice-Chairman of
                                Azurix, an affiliate of Enron
                                Company from November 1998 to
                                January 2000; prior to that
                                from 1997 to 1998, Executive
                                Vice President, Finance of
                                Enron International, Inc.;
                                from 1994 to November 1997,
                                Chairman and Chief Executive
                                Officer of Enron Global
                                Power & Pipelines, LLC.

Bjorn E. Olsson         54      President and Chief Executive     05/06/86             1%        55,200(10)
                                Officer of the Company since
                                January 1995; President and
                                Chief Operating Officer of the
                                Company from August 1990 to
                                December 1994.

                                                                   SERVED
                                          PRINCIPAL             CONTINUOUSLY     PERCENT          STOCK
                                        OCCUPATION FOR          AS A DIRECTOR       OF            OWNED
  NAME OF NOMINEE      AGE             LAST FIVE YEARS              SINCE        CLASS(2)    BENEFICIALLY(1)
  ---------------      ---             ---------------          -------------    --------    ---------------
John A. Sprague         46      Managing General Partner of a     05/11/99            --%         3,540(11)
                                private equity investment
                                firm, Jupiter Partners, LLC
                                since 1994.

------------------------

 (1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised ISOP option shares and unexercised director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and shared voting rights. Shares in the ESOP allocated to Mr. Olsson were 3,336 shares.

 (2) Percentages shown are rounded to the nearest whole percentage. Percentages are calculated on 11,714,395 shares representing the total of 11,338,295 outstanding shares (excluding certain shares held in a Rabbi Trust) and 376,100 shares for unexercised vested director, ISOP and LTIP options.

 (3) 11,540 shares are beneficially owned and held of record by Bruce M. Flohr. The remainder represent unexercised LTIP director options.

 (4) Includes 42,654 shares which are held in a living trust, 1,562 shares are held in an IRA and the remainder represents unexercised LTIP director options.

 (5) 3,540 shares are held directly by Judith C. Whittaker. The remainder represents unexercised LTIP director options.

 (6) 14,470 shares are held by Robert E. Harmon directly. 353,908 shares are held of record by Robert E. Harmon, as Trustee for the Robert E. Harmon Trust, with sole voting and dispositive powers. The remainder are held by Robert E. Harmon and represent unexercised director options. Does not include 13,330 shares owned by his wife for which Robert E. Harmon disclaims beneficial ownership.

 (7) 13,495 shares are held directly by Herbert M. Kohn. 19,650 shares are held through an IRA and 45 shares are held in a Supplemental Executive Retirement Plan. The remainder represent unexercised LTIP director options.

 (8) 540 shares are held directly by Douglass Wm. List. 2,300 shares are held through an IRA. The remainder represent unexercised LTIP director options. Does not include 2,550 shares held by Moorgate Foundation Fund, L.L.C., for which Mr. List disclaims beneficial ownership. Mr. List owns approximately 19% of Moorgate Foundation Fund, L.L.C. Moorgate, Inc., an investment advisory company, provides investment advisory services to Moorgate Foundation Fund, L.L.C., and Mr. List is President of Moorgate, Inc.

 (9) 21,040 shares are held of record by Rodney L. Gray. 7,950 shares are held directly by Mr. Gray, 13,000 shares are held in an IRA and 90 shares are held in a Supplemental Executive Retirement Plan. The remainder represent unexercised LTIP director options.

 (10) 39,750 shares are held by Bjorn E. Olsson with sole voting and dispositive power. 15,450 shares represent unexercised vested option shares. 6,300 option shares are not currently vested and are not included. Does not include 33,418 shares held by a Rabbi Trust for deferred compensation, 22,107 shares of which are currently vested.

 (11) 540 shares are held of record by John A. Sprague. The remainder represent unexercised LTIP director options.

    None of the other director nominees serves as a director of any other company with a class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered under the Investment Company Act of 1940.

CERTAIN TRANSACTIONS.

    Mr. Kohn is currently a partner of the Bryan Cave, L.L.P. law firm, which the Company retains as legal counsel for certain matters. Mr. Flohr is an investor in RailComm, Inc. which provides on-site training concerning railroad crossing signals in competition with the Company and which is developing railroad signal systems not in competition with the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries (determined as of the end of the last fiscal year), to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (together hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                               -------------------------------------
                                         ANNUAL COMPENSATION(1)                         AWARDS              PAYOUTS
                            ------------------------------------------------   -------------------------   ---------
                                                                               RESTRICTED
                                                              OTHER ANNUAL        STOCK        OPTIONS       LTIP
    NAME AND PRINCIPAL       FISCAL     SALARY     BONUS      COMPENSATION      AWARD(S)     (# OF SHS.)    PAYOUTS
         POSITION             YEAR      ($)(2)     ($)(3)          ($)             ($)           (4)          ($)
    ------------------       ------     ------     ------     ------------     ----------    -----------    -------
Bjorn E. Olsson             1999       406,598     49,129          --              --           5,250            --
 President & CEO            1998       351,425    216,490          --              --           5,250            --
                            1997       305,848    192,309          --              --           5,250            --

Richard A. Daniels          1999       188,822     12,013          --              --           5,250            --
 V.P. and General           1998       134,773     65,685          --              --           5,250            --
 Manager-Harmon Control     1997       126,253     80,481          --              --           5,250            --
 and Information
 Systems, Inc.

William P. Marberg          1999       201,775     19,240          --              --           5,250            --
 Executive V.P.--           1998(6)    156,534    103,644          --              --          30,000            --
 Technology                 1997           -0-         --          --              --             -0-            --

Lloyd T. Kaiser             1999       174,171     16,528          --              --           5,250            --
 Executive V.P.--           1998       160,178     87,268          --              --           5,250            --
 Sales & Marketing          1997       151,131     98,842          --              --           5,250            --

Raymond A. Rosewall         1999       164,728     15,686                          --           5,250            --
 Executive V.P. & Chief     1998       148,204     73,592                          --           5,250            --
 Operating Officer          1997       137,163     85,186                          --           5,250            --


                               ALL OTHER
    NAME AND PRINCIPAL       COMPENSATION
         POSITION               ($)(5)
    ------------------       ------------
Bjorn E. Olsson                 158,656
 President & CEO                167,922
                                162,418
Richard A. Daniels                9,224
 V.P. and General                 9,102
 Manager-Harmon Control          10,909
 and Information
 Systems, Inc.
William P. Marberg                5,155
 Executive V.P.--                 2,675
 Technology                         -0-
Lloyd T. Kaiser                  29,606
 Executive V.P.--                20,962
 Sales & Marketing               10,909
Raymond A. Rosewall               9,687
 Executive V.P. & Chief           9,102
 Operating Officer                5,454

------------------------

(1) Includes no perquisites (i.e. auto allowance, club dues or aircraft use) because in all instances these total less than $50,000 or 10% of the total of annual salary and bonus reported for each named executive officer.

(2) Salary includes amounts deferred under the Company's 401(k), flexible spending account plan, and the SERP at the election of the named executive officer.

(3) Bonus consists of cash. (See discussion under the heading "Employment Contracts" below.)

(4) Includes grants of non-qualified options in the amount of 5,250 shares in 1999, 1998 and 1997 under the Company's 1996 Long-Term Incentive Plan to all except William P. Marberg who received a grant of non-qualified options for 30,000 shares in 1998.

(5) Includes allocation of contributions to the Company's Deferred Compensation Plan, to the Company's Defined Contribution Plans and to the Company's non-discriminatory Employee Stock Ownership Plan (ESOP). The amounts included in this column representing allocation of the contribution made in 1998 to the Company's ESOP for Messrs. Olsson, Daniels, Kaiser, Marberg and Rosewall were $9,687; $9,224; $9,687; $-0-; and $9,687, respectively. The remainder shown for each in the column represents allocation of contributions for such named executive officers under the Company's Deferred Compensation Plan.

    SUMMARY OF RABBI TRUST ACCOUNTS FOR OLSSON AND MARBERG (DEFINED CONTRIBUTION PLANS)
--------------------------------------------------------------------------------------------
                                                                         INCOME ATTRIBUTABLE
                         SHARES      SHARES VESTED   SHARES VESTED ON         TO ASSETS
                       CONTRIBUTED    UPON GRANT     PRIOR YEAR GRANTS   VESTING THIS YEAR*
                       -----------   -------------   -----------------   -------------------
OLSSON
  1999                       --             --             6,683               $116,896
  1998                    9,268          1,854             4,830               $129,120
  1997                   16,100          5,827                --               $124,011
MARBERG
  1999                      374             75                71               $  5,155
  1998                      354             71                --               $  2,675

    * Vested assets include shares for Olsson and include shares and cash contributions for Marberg. (See discussion under the heading "Pension Plan" below.)

(6) Mr. Marberg's employment with the Company commenced in April 1998. Accordingly, base salary for 1998 was prorated.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

    During 1999, all of the named executive officers received a grant of stock options under the Company's 1996 Long-Term Incentive Plan. The Company has no outstanding Stock Appreciation Rights (SARs). The following table contains information concerning the grant of stock options under the Company's 1996 Long-Term Incentive Plan to the named executive officers (see discussion below under "Compensation Committee Report--1996 Long-Term Incentive Plan"):

                                   OPTION GRANTS IN LAST FISCAL YEAR
                                   ---------------------------------
                                                                                         POTENTIAL
                                                                                        REALIZABLE
                                    INDIVIDUAL GRANTS                                VALUE AT ASSUMED
                                 ------------------------                             ANNUAL RATES OF
                                 OPTIONS     % OF TOTAL                                 STOCK PRICE
                                 GRANTED       OPTIONS      EXERCISE                 APPRECIATION FOR
                                   (1)       GRANTED TO     OR BASE                   OPTION TERM(3)
                                  (# OF       EMPLOYEES      PRICE     EXPIRATION   -------------------
NAME                             SHARES)    IN FISCAL YR.    ($/SH)     DATE(2)      5%($)      10%($)
----                             --------   -------------   --------   ----------   --------   --------
Bjorn E. Olsson                   5,250         2.853        20.50       3/16/04     44,175    104,016
                                                                         through
                                                                         3/16/08
Richard A. Daniels                5,250         2.853        20.50       3/16/04     44,175    104,016
                                                                         through
                                                                         3/16/08
William P. Marberg                5,250         2.853        20.50       3/16/04     44,175    104,016
                                                                         through
                                                                         3/16/08
Lloyd T. Kaiser                   5,250         2.853        20.50       3/16/04     44,175    104,016
                                                                         through
                                                                         3/16/08
Raymond A. Rosewall               5,250         2.853        20.50       3/16/04     44,175    104,016
                                                                         through
                                                                         3/16/08

------------------------

(1) Each of Messrs. Olsson, Daniels, Marberg, Kaiser and Rosewall received 5,250 shares pursuant to a non-qualified stock option grant from the Company's 1996 Long-Term Incentive Plan (LTIP) in 1999. A total of
    184,000 shares in the form of non-qualified options were granted to employees of the Company during 1999. For a description of the terms of the options see "Compensation Committee Report--Incentive Stock Option Plan" below.

(2) The exercise price for non-qualified LTIP equals the fair market value of the underlying shares on the date of grant. Historically, the grants are 20% vested at the date of grant and an additional 20% vests on each anniversary of the date of grant until fully vested. Non-qualified LTIP options expire on the later of five years from the date of grant or the date the options first become exercisable. The following tables illustrate the effect of vesting, expiration dates and assumed appreciation calculated at specified rates for 5,250 share granted on March 1999, with vesting as shown:

                                                                                              IMPLIED PER
                                                                          FUTURE                 SHARE               POTENTIAL
                                                                        STOCK PRICE          APPRECIATION           REALIZABLE
                                                         TERM OF             @                     @                  VALUE @
                         DATE       DATE      SHARES     OPTION     -------------------   -------------------   -------------------
   EXERCISE PRICE       VESTED    EXPIRES     VESTED    IN YEARS       5%        10%         5%        10%         5%        10%
---------------------  --------   --------   --------   ---------   --------   --------   --------   --------   --------   --------
       $20.50          3/16/99    3/16/04     1,050         5        26.16      33.02        5.66      12.52      5,947     13,141
                       3/16/00    3/16/05     1,050         6        27.47      36.32        6.97      15.82      7,321     16,608
                       3/16/01    3/16/06     1,050         7        28.85      39.95        8.35      19.45      8,763     20,421
                       3/16/02    3/16/07     1,050         8        30.29      43.94        9.79      23.44     10,277     24,616
                       3/16/03    3/16/08     1,050         9        31.80      48.34       11.30      27.84     11,867     29,230
                                                                                                                 ------    -------
                                                                                                                 44,175    104,016

(3) These amounts represent only the fully vested amounts over the full vesting period (see footnote 2 above) and certain assumed rates of appreciation only. The assumed rates may have no correlation to current or future actual market conditions.

OPTION EXERCISES AND HOLDINGS.

    The following table provides, for the named executive officers, information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the last fiscal year for any of the 1990 Incentive Stock Option Plan ("ISOP") and 1996 Long-Term Incentive Plan ("LTIP"):

               AGGREGATED OPTION EXERCISE IN LAST PERIOD AND FY-END OPTION VALUES
-------------------------------------------------------------------------------------------------
                                                                                     VALUE (IN $)
                                                                                          OF
                                                                        NUMBER       UNEXERCISED
                                                                          OF           IN-THE-
                                         NUMBER                       UNEXERCISED       MONEY
                                       OF SHARES                       OPTIONS/       OPTIONS AT
                          TYPE OF       ACQUIRED      VALUE (IN $)     SHARES AT       12/31/99
NAME                       OPTION     ON EXERCISE     REALIZED(1)      12/31/99         (2)(3)
----                      --------   --------------   ------------   -------------   ------------
Bjorn E. Olsson           ISOP               --               --         6,000          15,875
                          LTIP               --               --        15,750              --

Richard A. Daniels        ISOP               --               --         5,250          13,781
                          LTIP               --               --        15,750              --

Lloyd T. Kaiser           ISOP               --               --         5,250          13,781
                          LTIP               --               --        15,750              --

William P. Marberg        LTIP               --               --        35,250              --

Raymond A. Rosewall       ISOP           30,000          345,000         5,250              --
                          LTIP               --               --        10,500              --

------------------------

(1) Market price at exercise less exercise price times the number of options exercised.

(2) There are no SARs.

(3) Market price at 12/31/99 ($12.125) less exercise price.

LONG-TERM INCENTIVE PLANS.

    Under the 1996 Long-Term Incentive Plan (the "LTIP"), the Compensation Committee may establish vesting criteria for the grant of options or other permitted awards under the LTIP. The Compensation Committee currently anticipates that the primary awards vehicle under the plan will consist of non-qualified options. Historically grants have been made with vesting over a four-year period from the date of grant so that 20% of the grant vests at grant and the remaining amount will vest on the anniversary of the grant for the next four years. The Committee is currently reviewing a proposal to change the vesting schedule from a time based schedule to a performance based schedule premised on vesting when specified stock price benchmarks are attained. The annual recharge rate of the LTIP is 1.25% of outstanding shares of the Company on each January 1. At the 1.25% rate, the recharge for the LTIP in 1999 was 133,280 shares. At the 1.25% rate, the recharge for the LTIP in 2000 was 142,116 shares. In addition, the LTIP provides that up to 120,000 additional shares may be purchased on the open market for use under the LTIP. The expiration date of the LTIP is May 31, 2003. There are no performance-based criteria relating to the award or vesting under the plan in connection with the non-qualified options. The exercise prices of such non-qualified options equals the Closing price for the Company's stock on the date of grant. Under the LTIP, the Compensation Committee currently anticipates that grants to executive officers will be in the amount of 5,250 option shares per year. In addition, the Compensation Committee anticipates granting non-qualified options to certain key employees of the Company, which grants will be in the amount of 525 option shares. Finally, grants of non-qualified options under the LTIP are anticipated to certain Assistant Vice Presidents at 1,500 non-qualified option shares to each with similar vesting percentage provisions to those options granted to executive officers.

    Under the LTIP, on the last business day of May, commencing May 31, 1996 (or if later, on the date on which the person is first elected or begins to serve as a non-employee director, other than by reason of termination of employment) and, thereafter on the date of each annual meeting of shareholders of the Company, each person who is a non-employee director after such meeting of stockholders shall be granted a non-qualified option for 1,500 option shares of the Common Stock of the Company. The option amount shall be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders. The exercise prices of such non-qualified options equal the Closing price for the Company's stock on the date of grant. Options granted to non-employee directors pursuant to the LTIP will immediately vest and will have a term of seven years for exercise.

    On May 11, 1999, each of the non-employee directors received a grant of 1,500 non-qualified options, with an exercise price of $21.25 per share. On March 16, 1999, non-qualified options for 68,250 option shares (5,250 to each officer) were issued to 13 key employees under the LTIP. Additionally, on March 16, 1999, non-qualified options for 53,250 option shares (750 to each key employee) were granted to 71 key employees of the Company, and on that same date, 10,500 option shares (1,500 to each Assistant Vice President) were issued to seven Assistant Vice Presidents. On May 3, 1999, special grants of non-qualified options were granted to subsidiary directors Joseph Noffsinger and Silvano Brandi, 20,000 and 10,000 option shares respectively, with an exercise price of $22.00 per share. The exercise price of the officer and key employee options was $20.50 per share, and the other terms of such options were as set forth above.

PENSION PLANS.

    The Company has no defined benefit pension plans. The Company has a non-qualified, unfunded deferred compensation plan and trust for certain officers and key employees, providing for payments upon retirement, death or disability. Under the plan, the employees receive retirement payments equal to a portion of the average of the three highest consecutive years' compensation. Upon retirement, these payments are to be made for the remainder of the employee's life with a minimum payment of ten years' benefits to either the employee or his beneficiary. The plan provides for reduced benefits upon early retirement, disability or termination of employment. The amount of the deferred compensation expense for all covered employees for 1999 was approximately $239,000 and amounts allocated to the named executive officers are included in the "All Other Compensation" column of the

Summary Compensation Table. Participation in the Deferred Compensation Plan and Trust has been frozen and no additional participants are permitted.

    On October 7, 1997, the Compensation Committee of the Board of Directors approved the establishment of one or more defined contribution plans for executive management of the Company who were not covered under the prior deferred compensation plan of the Company. The defined contribution plans have a variable contribution level up to 12% of base salary for new members of senior management. Contribution levels above 12% require Compensation Committee approval. Contributions are made in cash and stock to a rabbi trust with vesting over a rolling period based on 20% at the time of contribution and 20% on each of the anniversary dates of the contribution until fully vested. Finally, the defined contribution plan includes life insurance coverage at eight times current salary up to a cap of $1,400,000. During 1999, the only member of senior management participating in a defined contribution plan was William P. Marberg.

    The Company also has an Employee Stock Ownership Plan and Trust ("ESOP"). Employees, including officers of the Company who satisfy the ESOP's eligibility criteria with respect to hours and years of service are eligible to participate. Allocations are based on the ratio that an eligible individual's salary (subject to current regulatory caps) represents to the total salaries of all eligible persons. Standards for vesting are based upon years of service with the Company in accordance with current regulatory guidelines. Under the ESOP, the Company is not required to make any contributions, other than matching employee 401K contributions up to 4% of eligible compensation. However, the Company's current intention is to contribute approximately 15% of the Company's pre-tax earnings to the ESOP. The 15% contribution would include the funds required to fulfill a portion of the Company's obligation to match a portion of the employee's 401K contribution. The contribution to the ESOP for the years ended December 31, 1997, 1998, and 1999 totaled $3,874,000, $4,809,000, and 2,342,000, respectively, which amounts were paid in cash. The amount of compensation included in the "All Other Compensation" column of the Summary Compensation Table includes the amounts of respective annual contributions allocated for the named executive officers as of March 31 of the preceding year.

CANCELLATION AND REGRANT OF OPTIONS.

    During 1999, the Company did not cancel, regrant or reprice any outstanding stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    Mr. Rodney L. Gray, Mr. Douglass Wm. List (Chairman), and Mr. Bruce M. Flohr served on the Compensation Committee of the Company during the past fiscal year. None of the members of the Compensation Committee are officers or employees of the Company. The Compensation Committee of the Company establishes executive salary and bonus levels for the executive officers of the Company.

    The Company does not believe that any interlocks exist between members of the Compensation Committee and any third party represented on the Board of Directors or providing significant services to the Company.

EMPLOYMENT CONTRACTS.

    Messrs. Olsson, Daniels, Kaiser, Marberg and Rosewall have employment contracts with the Company which provides for the payment to such officers of annual base salaries of $416,000, $188,808, $193,803, $209,456 and $208,000,
respectively. As of December 31, 1998, the base salaries for Messrs. Olsson, Daniels, Kaiser, Marberg, and Rosewall were $400,000, $137,535, $166,349 $201,400, and $140,662 respectively. The employment contracts have a rolling 12-month term, except that Mr. Olsson's contract has a rolling 24-month term. For the year ended December 31, 1999, these officers' contracts included an annual cash bonus. Cash bonuses paid to Messrs. Olsson, Daniels, Kaiser, Marberg and Rosewall for calendar year 1999 under the cash bonus plan were $49,129, 12,013, 16,528, $19,240, and $15,686, respectively. (See description below under "Compensation Committee Report on Bonuses".) In 1999, the employment contracts were amended to modify special provisions to be triggered only upon a change in control of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION.

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE.

    The Compensation Committee is responsible for (i) establishing compensation programs for executive officers of the Company and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of Company as a whole; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its shareholders; and (iii) determining the compensation of the Company's executive officers and certain key employees. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have never served as officers or employees of the Company within the past ten years.

COMPENSATION PHILOSOPHY AND OBJECTIVES.

    The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that together help build value for the Company's shareholders. Within this overall philosophy the Committee addresses a number of specific objectives, including (i) a total compensation program that takes into account compensation practices and financial performance as compared to similar companies, (ii) annual bonus programs that take into account the Company's overall performance relative to corporate objectives established in advance by the Committee which help create value for the Company's shareholders, and (iii) alignment of the financial interests of executive officers to those of shareholders by providing equity based compensation through option grants.

    The Committee believes that the top management of the Company must operate as a team and that the cause and effect relationship between the efforts of any one individual and corporate performance is difficult to discern. Hence, in general, the compensation of the executive team tends to track as a group with the performance of the Company. The Committee does, however, make exceptional decisions where exceptional circumstances exist. Furthermore, the Committee does establish individual performance objectives and measures individual performance against these objectives in an effort to ensure that all members of the top management team are fulfilling the expectations set for them.

COMPENSATION COMPONENTS AND PROCESS.

    There are three major components of the Company's executive officer compensation: (i) base salary; (ii) annual cash bonuses and (iii) equity incentives through stock option grants. During 1999, the Committee utilized option grants under the Company's 1996 Long-Term Incentive Plan ("LTIP"). Upon approval by the shareholders in 1996, the Committee replaced the Company's prior ISOP plan and the prior 1988 Director Option Plan with the Company's new 1996 Long Term Incentive Plan (the "LTIP"). This plan was amended by shareholder approval in May 1998. The Committee began use of this plan during 1996. The LTIP operates to cover both the executive officer group, as well as a fairly extensive key employee group. Non-employee directors also receive an automatic annual option grant of 1,500 shares each year. (See discussion above under Executive Compensation--Long-Term Incentive Plan).

    The process utilized by the Committee in determining executive officer compensation levels for all of these components is based on the Committee's objective judgment and takes into account both qualitative and quantitative factors. No predetermined weights are assigned to such factors with respect to any compensation component. Recommendations for base salaries and awards for each individual executive officer are established after evaluation of individual performance factors (equally weighted) including the following: knowledge of job responsibilities, relationship with others, working capacity, initiative, character, leadership, adaptability, teamwork, administrative ability and individual goal attainment. The evaluation by the Committee includes the degree to which each individual has met individual performance objectives. These performance objectives are believed to relate directly to the Company's performance and are therefore related to shareholder value. Among the factors considered by the Committee are the recommendation of the Chief Executive Officer with respect to compensation of the Company's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

    Comparative information is utilized by the Company relating to a compensation peer group. In addition, the Committee reviews at least two other surveys of industry trade groups with similarities to the Company's operations. The trade group survey data sources are standard general indices constructed and provided by outside vendors. The surveys consist of many more data points than the limited number of companies in the peer performance stock group. In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of the Company and others from independent compensation consultants. During 1999, the Committee retained an independent compensation consultant to analyze the Company's compensation programs for executives and to compare the Company's executive compensation program to that of other companies in the Company's compensation peer group. During 1999, the Compensation Committee analyzed the base salary, total cash compensation (base salary plus annual cash bonus) and the total direct compensation (base salary plus annual cash bonus and long term incentives) of the Company's executives as compared to median survey data and to comparative companies in the rail supply industry, the electronic equipment manufacturing industry and the greater Kansas City area.

    In order to meet the objectives set out above, the Committee has designed the executive compensation program to be consistent with the Company's overall pay philosophy. Base salaries, the fixed regular periodic component of pay, are conservatively established at levels comparable to base salaries for similar positions at companies with similar levels of sales and overall financial performance. Annual cash bonus and equity awards, which are directly linked to the short-term and long-term financial performance of the Company as a whole, are designed to provide better than competitive pay only for better than competitive financial performance.

BASE SALARY.

    On December 12, 1999, the Committee conducted a review of the performance and compensation of the Company's executive officer group which included Bjorn
E. Olsson and the other named executive officers. This review included an analysis of key accomplishments of each officer, an evaluation of achievement of individual goals and objectives, and an assessment of their contributions to the Company's performance. Based on this review, the Company's performance for 1999 and its assessment of competitive compensation practices, the Committee recommended no general increase in base salaries for executive officers and key employees (including some of the named executive officers) effective
September 1, 1999. However, six executive officers received increases in base salaries due to promotions and, generally, the base salaries of the executive officers were increased effective February 14, 2000 due to cost of living adjustments.

BONUSES.

    The Company's cash bonus or Incentive Bonus Plan for its Executive Officer Group includes not only the traditional ROCE (Return on Capital Employed) measurement standard, but also earnings growth as a critical indicator of financial health of the Company. The formula for ROCE is the sum of pretax earnings plus interest expense divided by the sum of average total assets minus non-interest bearing liabilities. The objective of this Incentive Bonus Plan is to provide an additional incentive to each officer of the Company so as to advance the interests of the Company and its stockholders and create a more direct tie between annual performance and increased shareholder values. The Committee believes that the cash bonus plan encourages the creation of shareholder wealth by creating incentives both to maximize operating profit for the Company and minimize capital employed. Additionally, the cash bonus plan rewards efficiencies in production and innovation in quality-based productivity techniques. For 1999, the executive cash bonus plan was based on 38% weighting for ROCE, 38% weighting for earnings per share growth and 24% for Balanced Scorecard parameters. The Balanced Scorecard parameters consisted of equal weighting (8% each) for target levels of three different parameters for 1999 as follows: on time shipments at 93%, unplanned employee turnover at 8.5% and safety occurrence frequency rate at 5.0. The cash bonus plan establishes target base bonus levels as a percentage of current base salary. Percentages are 35%, with the exception of Mr. Olsson and Mr. Rosewall, whose target base bonuses are established at 45% of their respective base salaries for 2000. For 1999, the base bonus target levels of Messrs. Daniels, Kaiser, Marberg, Olsson and Rosewall were $54,464, $65,222, $70,490, $180,000 and $66,500, respectively. The actual bonus is calculated based on actual performance numbers for ROCE as compared to budget, earnings growth based on primary earnings per share as compared to an Earnings Growth Rate Target established by the Board of Directors at 10% for fiscal 1998 and 1999. The ROCE portion of the formula is adjusted as follows based on the ratio of actual versus budget ROCE: under 75% of budgeted ROCE--no bonus award; from 75% to 99% of budgeted ROCE--pro-rated bonus award; at 100% of budgeted ROCE--100% of potential ROCE bonus award and for each 1% above budgeted ROCE a $7,000 incremental increase for each officer. The other bonus factors have similar upward and downward adjustment criteria based on the achievement of their targets.

    For 1999, budgeted ROCE was 19.3% and actual ROCE was 9.5% (without restructuring charges incurred in the latter part of 1999). Targeted earnings per share growth was 10% and actual primary earnings per share (without restructuring charges) was $.58. For Balanced Scorecard, the target for on-time shipments was 93% and actual was 94%; the target for unplanned turnover was 8.5% and actual was 10.9%; and the target for safety was an occurrence of 5 and the actual was 4.3. No bonus was payable in 1999 for ROCE, earnings per share growth, or the unplanned turnover factors. Bonus was payable in 1999 for exceeding targets in the on-time shipment and safety factors. Amounts payable under the cash bonus plan for 1999 to the named executive officers, Messrs. Daniels, Kaiser, Marberg, Olsson and Rosewall were $12,013; $16,528; $19,240; $49,129; and $15,686, respectively.

    For 2000, the Incentive Bonus Plan for the Company's Executive Officer Group is weighted as follows: ROCE factor 40%, EPS factor 40% and 20% for Balanced Scorecard. The Balanced Scorecard parameters for 2000 are 10% for on-time shipments with a target level of 94% and 10% for safety with a target level of an accident occurrence frequency ratio of 4.2. For 2000, the base bonus target levels for Messrs. Daniels, Kaiser, Marberg, Olsson and Rosewall are $56,642, $67,831, $73,310, $187,200 and $93,600, respectively.

LONG-TERM INCENTIVE PLANS.

    On May 14, 1996, the shareholders of the Company approved the Company's 1996 Long-Term Incentive Plan ("LTIP"), which plan became effective May 31, 1996. The purposes of the LTIP are (i) to align the interests of the Company's shareholders and recipients of awards under the LTIP by increasing the proprietary interests of such recipients in the Company's growth and success, and (ii) to advance the interests of the Company by attracting and retaining officers, other employees and non-employee directors. Upon adoption of the LTIP, it replaced both the Company's 1988 Non-Qualified Director Option Plan and the Company's 1990 Qualified Incentive Stock Option Plan. Outstanding options under the 1990 Incentive Stock Option Plan remain valid although no new grants were permitted under either plan after May 31, 1996. The LTIP was amended in May, 1998 (i) to increase the annual recharge from 1.15% of outstanding common stock of the Company on January 1 of each year to 1.25% and (ii) to extend the life of the LTIP from May, 2001 to May, 2003.

    Under the LTIP, the Compensation Committee may establish vesting criteria for the grant of options or other permitted awards under the LTIP. The Compensation Committee has historically anticipated that the primary awards vehicle under the plan would consist of non-qualified options, with vesting over a four-year period from the date of grant so that 20% of the grant amount will vest each year. The Committee is currently reviewing a proposal to change the vesting schedule from a time based schedule to a performance based schedule premised on vesting when specified stock price benchmarks are attained. Option grants by the Committee in 2000 may utilize this new vesting approach. The exercise prices of such non-qualified options are equal to the Closing price for the Company's stock on the date of grant. Under the LTIP, the Compensation Committee currently anticipates that grants to executive officers will be in the amount of 5,250 option shares per year. In addition, the Compensation Committee anticipates granting non-qualified options to certain key employees of the Company, which grants will be in the amount 525 option shares. Finally, the Committee anticipates grants of 1,500 non-qualified option shares each to certain Assistant Vice Presidents.

    Under the LTIP, on the date of each annual meeting of shareholders of the Company (or on the date on which the person is first elected or begins to serve as a non-employee director, other than by reason of termination of employment), each person who is a non-employee director after such date shall be granted a non-qualified option for 1,500 option shares of the Common Stock of the Company. The option amount shall be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders. Options granted to non-employee directors pursuant to the LTIP will immediately vest and will have a term of seven years for exercise.

    In March 1999, each executive officer (13 in all) received grants of non-qualified options under the LTIP for 5,250 option shares, vesting over four years at an exercise price of $20.50 per option share. On May 31, 1999, each of the non-employee directors received a grant of 1,500 non-qualified options, with an exercise price of $21.25 per share. In March 1999, non-qualified options for 63,750 option shares (750 to each key employee and 1,500 to each Assistant Vice President) were issued to 60 key employees and seven Assistant Vice Presidents under the LTIP. The option exercise price of the non-qualified options granted to key employees was $20.50 per option share with vesting over four years.

MINIMUM STOCKHOLDING REQUIREMENT.

    During 1996, the Compensation Committee, with the Board of Director's approval, established a minimum stockholding requirement for Company stock (exclusive of ESOP and unexercised option shares) in amounts equal to two times base salary for the CEO, one-time base salary for the Executive Vice Presidents and one-half of base salary for all other members of the Executive Officer Group. For any person subject to the minimum stockholding requirements who holds less than the minimum stockholding requirement (measured at each year-end), the delinquency will result in up to one-third of that person's annual cash bonus being utilized to purchase shares of the Company's stock in the name of such individual. New officers will be given five years in which to satisfy their minimum stockholding requirement before application of the bonus withholding procedure. At December 31, 1999, each member of the Company's Executive Group, including each of the Named Executive Officers, satisfied their respective minimum stockholding requirements.

            Rodney L. Gray                 Douglass Wm. List (Chair)

            Bruce M. Flohr

                          TOTAL RETURN TO SHAREHOLDERS

PERFORMANCE GRAPH.

    The Company has included in this proxy statement, a graph of five-year shareholder returns on an indexed basis comparing the Company's common stock performance to other broad market indices, the index of selected peer group companies shown last year (the "Old Peer Group") and a new index of selected peer group companies (the "New Peer Group"). The Board of Directors has constructed a peer group consisting of the Company and nine other manufacturing and service companies in the railroad supply industry. Revenues (on a 12-month trailing basis) for this group of companies range from $212 Million to $1,735 Million, as compared to $304 Million for the Company. Total Assets for these companies range from $119.4 Million to $1,624 Million, as compared to $178.4 Million for the Company. The Old Peer Group consists of the following companies:
Harsco Corporation; Trinity Industries, Inc.; Varlen Corporation; L.B. Foster Company; Ansaldo Signal NV, Westinghouse Air Brake Co.; Motive Power
Industries, Inc.; ABC Rail Products,Inc.; Wabash National Corporation and the Company. The New Peer Group consists of the following companies: Harsco Corporation; Trinity Industries, Inc.; Varlen Corp.; LB Foster Company; Ansaldo Signal NV; ABC-NACO, Inc.; Wabash National Corporation; Railworks Corporation; Westinghouse Air Brake Co.; and the Company. Effective February 23, 1999 ABC Rail Products Corp. changed its name to ABC-NACO Inc. The performance graph shows comparisons between the Company, the peer group and the S&P Composite 500 Stock Index. Data points for the performance graph comparisons are included in the legend below. All indices have been weighted for market capitalization. The following performance graph also sets forth the percentage of cumulative total return for the last fiscal year and cumulative return since January 1, 1994.

    Comparison of Five-Year Cumulative Total Return* Among the Company, Peer Performance Groups and S&P Composite 500 Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      HARMON INDUSTRIES  NEW PEER GROUP  OLD PEER GROUP  S&P 500
1994             100.00          100.00          100.00   100.00
1995               81.6           101.5            98.4    137.6
1996               97.3           116.0           113.9    169.5
1997                146           161.4           163.8    226.1
1998              182.8           136.4           144.5    291.8
1999               96.8           119.4           120.2    353.7

    The reference points on the foregoing graph are as follows:

                                       DEC. 1994    DEC. 1995    DEC. 1996    DEC. 1997    DEC. 1998    DEC. 1999
                                       ----------   ----------   ----------   ----------   ----------   ----------
Harmon Industries....................     100.0         81.6         97.3        146.0        182.8         96.8
New Peer Group.......................     100.0        101.5        116.0        161.4        136.4        119.4
Old Peer Group.......................     100.0         98.4        113.9        163.8        144.5        120.2
S&P 500..............................     100.0        137.6        169.5        226.1        291.8        353.7

       * Assumes that the value of the Company's common stock, Performance Peer Group and S&P 500 Index were each $100 on December 31, 1994 and that all dividends were reinvested.

                             DIRECTOR COMPENSATION

    Effective May 12, 1998, each non-employee director receives an annual cash director's fee of $6,000 and 360 shares of Common Stock of the Company per year issued in January of each year. In January 1999, 180 shares (prorated for the first partial year of existence of the 1998 Director Stock Plan) were issued to each of eight non-employee directors. In addition, non-employee directors receive $1,500 per Board meeting, $750 per committee meeting and $500 for special telephonic board meetings on specific subjects. Board and committee meeting fees are payable for attendance in person or for telephonic participation. Each chair of a committee receives $250 per quarter. Finally, each non-employee director may receive $500 for a three-hour block of such director's time (capped at $1,500 total per day) for special or ad hoc projects assigned to such non-employee director by the Board.

    The package also grants each director an annual non-qualified option to purchase 1,500 shares of the Company's Common Stock at a price equal to the closing market price on the date of grant. The non-qualified options are granted under and are governed by the Company's 1996 Long-Term Incentive Plan. These options are exercisable at any time during a seven year period following the date of grant. On May 31, 1996, May 13, 1997, May 29, 1998, and May 11, 1999,
options for 1,500 shares were granted to each of the Non-Employee Directors pursuant to the 1996 Long-Term Incentive Plan. Such options have an exercise price of $11.33, $13.00, $23.875, and $21.25 per share for 1996, 1997, 1998, and
1999, respectively. The shares are fully vested and are exercisable over a term of seven years. As of March 8, 2000, none of such options granted in 1996 have been exercised other than the exercise in March 1998 by Bruce M. Flohr of both the 1996 and 1997 grants for 1,500 shares each. See discussion above under "Executive Compensation--Long-Term Incentive Plan" for a description of the non-qualified LTIP options granted annually to the Non-Employee Directors.

    On December 8, 1994, the Board of Directors approved a compensation package for Mr. Robert E. Harmon, in his capacity as Chairman of the Board effective January 1, 1995. The Chairman of the Board is treated as a Non-Employee Director for annual and director meeting fees. The defined duties of the Chairman include the following: representing the Company at national trade association meetings; assisting in lobbying efforts; assisting in overseas representation of the Company; assisting the CEO in acquisitions; assisting in the development of relationships with securities analysts and investors; assisting with sales and promotional calls; providing advisory services to the CEO; and conducting all Board meetings. The Chairman's annual fee, subject to review each year, was approximately $79,000 for the period of September 1996 to August 1998 and is approximately $86,000 for each 12-month period commencing September 1998.

                       APPROVAL OF SELECTION OF AUDITORS

    The Board of Directors recommends voting to approve the selection of KPMG LLP, as Auditors for the Company for the 2000 fiscal year. This firm has served continuously as Auditors for the Company since 1969.

    A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will be available to make a statement, if he or she desires to do so, and to answer appropriate questions asked by the shareholders.

                      SHAREHOLDER PROPOSALS--2001 MEETING

    In the event any shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 2001, such proposal must be received by the Company, in writing, on or before November 9, 2000, to be considered for inclusion in the Company's next Proxy Statement. Shareholder proposals for suggested nominees for director should be submitted to the Company's Director Nomination and Compensation Committee on or before November 9, 2000.

                                 OTHER MATTERS

    Management is not aware of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert E. Harmon
                                          Chairman

March 30, 2000

                           HARMON INDUSTRIES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS

                        COUNTRY CLUB OF BLUE SPRINGS
                            1600 NW CIRCLE DRIVE
                           Blue Springs, Missouri

                            Tuesday, May 9, 2000

                               VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

    Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 8, 2000.

      IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                           THANK YOU FOR YOUR VOTE.

                     Cut or tear along perforated edge.
-----------------------------------------------------------------------------
PROXY

                       ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, MAY 9, 2000

The undersigned holders of shares of Common Stock of Harmon Industries, Inc. (the "Company") hereby appoint Robert E. Harmon and Stephen L. Schmitz, and each of them, attorneys, agents and proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Country Club of Blue Springs, 1600 NW Circle Drive, Blue Springs, Missouri on Tuesday, May 9, 2000, and at any adjournments of such meeting, with all powers which the undersigned would possess if personally present.

1. ELECTION OF FOUR (4) DIRECTORS IN CLASS I: (FOR A TERM OF THREE YEARS) BRUCE M. FLOHR, GERALD E. MYERS, JUDITH C. WHITTAKER, EMANUEL CLEAVER, II

  FOR ALL NOMINEES     AUTHORITY WITHHELD         FOR ALL NOMINEES EXCEPT
                       FROM ALL NOMINEES           VOTE(S) WITHHELD FOR
                                                  THE FOLLOWING NOMINEES
       / /                   / /                             / /

     ---------------------------------------------------------------------------
2.  SELECTION OF KPMG LLP AS AUDITORS FOR THE COMPANY
        FOR           AGAINST          ABSTENTION
        / /             / /                / /

               (Please sign reverse side and return promptly)


(REVERSE SIDE)
UNLESS OTHERWISE DIRECTED, THE MANAGEMENT PROXY COMMITTEE WILL VOTE FOR THE ELECTION OF FOUR (4) DIRECTORS IN CLASS I AS LISTED IN THE PROXY STATEMENT AND FOR THE SELECTION OF KPMG LLP.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated March 30, 2000.


                                         Dated _______________, 2000


                                      ___________________________________
                           (Where stock is registered jointly in the names
                            of two or more persons, all should sign. Signatures should correspond exactly with the name or names on the stock certificate. Executing partners, trustees, guardians, etc. should so indicate when signing.)

                          THIS PROXY IS SOLICITED BY THE
                                BOARD OF DIRECTORS

                           HARMON INDUSTRIES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, May 9, 2000

                               VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1.  Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 8, 2000.

      IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                           THANK YOU FOR YOUR VOTE.

                     Cut or tear along perforated edge.
-----------------------------------------------------------------------------
PROXY

                               INSTRUCTION CARD
                       ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, MAY 9, 2000


INSTRUCTIONS TO:  The Mercantile Bancorporation, Inc. Trustee of the Harmon
                  Industries, Inc. Employee Stock Ownership Plan and Trust, for voting at the Annual Meeting of Shareholders of Harmon Industries, Inc. on May 9, 2000.

1. ELECTION OF FOUR (4) DIRECTORS IN CLASS I: (FOR A TERM OF THREE YEARS) BRUCE M. FLOHR, GERALD E. MYERS, JUDITH C. WHITTAKER, EMANUEL CLEAVER, II

  FOR ALL NOMINEES     AUTHORITY WITHHELD         FOR ALL NOMINEES EXCEPT
                       FROM ALL NOMINEES           VOTE(S) WITHHELD FOR
                                                  THE FOLLOWING NOMINEES
       / /                   / /                             / /

     ---------------------------------------------------------------------------
2.  SELECTION OF KPMG LLP AS AUDITORS FOR THE COMPANY
        FOR           AGAINST          ABSTENTION
        / /             / /                / /

               (Please sign reverse side and return promptly)

(REVERSE SIDE)
UNLESS OTHERWISE DIRECTED, THE MANAGEMENT PROXY COMMITTEE WILL VOTE FOR THE ELECTION OF FOUR (4) DIRECTORS IN CLASS I AS LISTED IN THE PROXY STATEMENT AND FOR THE SELECTION OF KPMG LLP.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated March 30, 2000.


                                         Dated _______________, 2000


                                      ___________________________________
                                      Participant's Signature